THIS AGREEMENT AND ANY LIEN CREATED HEREIN IS SUBJECT TO THE LIEN PRIORITY AND OTHER PROVISIONS SET FORTH IN THAT CERTAIN INTERCREDITOR AGREEMENT DATED AS OF FEBRUARY 29, 2012 AMONG BANK OF AMERICA, N.A., AS ABL AGENT FOR THE ABL SECURED PARTIES, BANK OF AMERICA, N.A., AS TERM AGENT FOR THE TERM SECURED PARTIES, NORANDA ALUMINUM HOLDING CORPORATION, NORANDA ALUMINUM ACQUISITION CORPORATION AND THE OTHER SUBSIDIARIES OF NORANDA ALUMINUM ACQUISITION CORPORATION FROM TIME TO TIME PARTY THERETO, AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED FROM TIME TO TIME.

GUARANTEE AND COLLATERAL AGREEMENT
dated and effective as of
February 29, 2012
among
NORANDA ALUMINUM HOLDING CORPORATION,

NORANDA ALUMINUM ACQUISITION CORPORATION,
each of its Subsidiaries identified herein,

and

BANK OF AMERICA, N.A.,
as Collateral Agent

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS

Section 1.01.	ABL Credit Agreement. 1

Section 1.02.	Other Defined Terms 2

ARTICLE II
GUARANTEE

Section 2.01.	Guarantee 5

Section 2.02.	Guarantee of Payment 5

Section 2.03.	No Limitations, Etc. 5

Section 2.04.	Reinstatement 7

Section 2.05.	Agreement To Pay; Contribution; Subrogation 7

Section 2.06.	Information 7

Section 2.07.	Maximum Liability 7

Section 2.08.	Payment Free and Clear of Taxes 7

Section 2.09.	No Foreign Guarantee of U.S. Obligations 8
ARTICLE III
PLEDGE OF SECURITIES

Section 3.01.	Pledge 8

Section 3.02.	Delivery of the Pledged Collateral 8

Section 3.03.	Representations, Warranties and Covenants 9

Section 3.04.	Registration in Nominee Name; Denominations 11

Section 3.05.	Voting Rights; Dividends and Interest, Etc. 11
ARTICLE IV
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY

Section 4.01.	Security Interest. 13

Section 4.02.	Representations and Warranties 14

Section 4.03.	Covenants. 17

Section 4.04.	Inventory 19

Section 4.05.	Accounts 20

Section 4.06.	Collection of Accounts; Payments. 22

Section 4.07.	Other Actions 23

Section 4.08.	Covenants Regarding Patent, Trademark and Copyright Collateral. 24

ARTICLE V
REMEDIES; APPLICATION OF PROCEEDS

Section 5.01.	Remedies Upon Default 25

Section 5.02.	Apportionment, Application, and Reversal of Payments. 27

Section 5.03.	Securities Act, Etc. 28
ARTICLE VI
INDEMNITY, SUBROGATION AND SUBORDINATION

Section 6.01.	Indemnity 28

Section 6.02.	Contribution and Subrogation 28

Section 6.03.	Subordination; Subrogation 29
ARTICLE VII
MISCELLANEOUS

Section 7.01.	Notices 30

Section 7.02.	Security Interest Absolute 31

Section 7.03.	Limitation By Law; Severability 31

Section 7.04.	Binding Effect; Several Agreement 31

Section 7.05.	Successors and Assigns 32

Section 7.06.	GOVERNING LAW 32

Section 7.07.	Waivers; Amendment 33

Section 7.08.	WAIVER OF JURY TRIAL 33

Section 7.09.	Severability 33

Section 7.10.	Counterparts 33

Section 7.11.	Headings 34

Section 7.12.	Jurisdiction; Consent to Service of Process 34

Section 7.13.	Termination or Release. 34

Section 7.14.	Additional Subsidiaries 35

Section 7.15.	Right to Set Off 35

Section 7.16.	Intercreditor Agreement. 35

Schedules
Schedule I    Subsidiary Parties
Schedule II    Pledged Stock; Debt Securities
Schedule III    Intellectual Property

Exhibits
Exhibit A    Form of Supplement to the Guarantee and Collateral Agreement
Exhibit B    Form of Perfection Certificate

GUARANTEE AND COLLATERAL AGREEMENT dated and effective as of February 29, 2012 (this “Agreement”) among NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (“Holdings”), NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation (the “Company”), each Subsidiary of the Company that is identified herein as a party (each, a “Subsidiary Party”), and BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined below).
WHEREAS, Holdings, the Company, as borrower, and each other borrower (together with the Company, the “Borrowers”) party thereto, the lenders and agents named therein, and Bank of America, N.A., as administrative agent and collateral agent for such lenders, are parties to that certain ABL Credit Agreement dated as of February 29, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”);
WHEREAS, the lenders party to the ABL Credit Agreement (collectively, together with any other person that becomes a lender under the ABL Credit Agreement and their respective successors and assigns, the “Lenders”) have agreed to extend credit to the Borrowers, in each case subject to the terms and conditions set forth in the ABL Credit Agreement;
WHEREAS, Holdings, the Company and the Subsidiary Parties will derive substantial benefits from the extension of credit to the Borrowers pursuant to the ABL Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend credit to the Borrowers in accordance with the terms of the ABL Credit Agreement;
NOW, THEREFORE, Holdings, the Company, each Subsidiary Party and the Collateral Agent hereby agree as follows:
ARTICLE I
DEFINITIONS
Section 1.01.    ABL Credit Agreement.
(a)    Unless otherwise stated herein:
(i)Capitalized terms used in this Agreement and not otherwise defined herein have the respective meanings assigned thereto in the ABL Credit Agreement. Whenever any term used in this Agreement and not otherwise defined herein is used herein, such reference shall be deemed to have the same effect as if such term had been independently set forth herein in full on the date hereof.
(ii)Unless otherwise defined herein, any capitalized term that is defined in both the ABL Credit Agreement and this Agreement shall have the meaning assigned thereto herein.
(iii)All terms defined in the New York UCC (as defined below) and not defined in this Agreement have the meanings specified therein.

(iv)The term “instrument” shall have the meaning specified in Article 9 of the New York UCC.
(b)    The rules of construction specified in Section 1.02 of the ABL Credit Agreement also apply to this Agreement.
Section 1.02.    Other Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABL Credit Agreement” has the meaning assigned to such term in the recitals to this Agreement.
“Account” means, with respect to a Person, any of such Person’s now owned and hereafter acquired or arising accounts, as defined in the UCC, including any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance, and “Accounts” means, with respect to any such Person, all of the foregoing, in each case, other than any Excluded Assets.
“Account Debtor” means any person who is or who may become obligated to any Pledgor under, with respect to or on account of an Account, Chattel Paper, General Intangibles, Instruments or Investment Property.
“Agreement” has the meaning assigned thereto in the recitals to this agreement.
“Article 9 Collateral” has the meaning assigned to such term in Section 4.01.
“Borrowers” has the meaning assigned to such term in the recitals to this Agreement.
“Clearing Bank” means the Collateral Agent or any other banking institution with whom a Non-Exempt Deposit Account has been established pursuant to a blocked account agreement.
“Collateral” means Article 9 Collateral and Pledged Collateral.
“Collateral Agent” has the meaning assigned to such term in the recitals to this Agreement.
“Company” has the meaning assigned to such term in the recitals to this Agreement.
“Copyright License” means any written agreement, now or hereafter in effect, granting any right to any Pledgor under any Copyright now or hereafter owned by any third party, and all rights of any Pledgor under any such agreement (including, without limitation, any such rights that such Pledgor has the right to license).
“Copyrights” means all of the following now owned or hereafter acquired by any Pledgor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise; and (b) all registrations and applications for registration of any such Copyright in the United States or any other country, including registrations, supplemental registrations and pending applications for registration in the United States Copyright Office and the right to obtain all renewals thereof, including those listed on Schedule III.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“Federal Securities Laws” has the meaning assigned to such term in Section 5.03.
“General Intangibles” means all “General Intangibles” as defined in the New York UCC, including all choses in action and causes of action and all other intangible personal property of any Pledgor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Pledgor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Swap Contracts and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any guarantee, claim, security interest or other security held by or granted to any Pledgor to secure payment by an Account Debtor of any of the Accounts.
“Guaranteed Obligations” means, with respect to any Guarantor, all Obligations as to which such Guarantor is not the primary obligor.
“Guarantors” means Holdings, the Company and the Subsidiary Parties.
“Intellectual Property” means all intellectual property of every kind and nature now owned or hereafter acquired by any Pledgor, including, inventions, designs, Patents, Copyrights, Trademarks, Patent Licenses, Copyright Licenses, Trademark Licenses, trade secrets, domain names, confidential or proprietary technical and business information, know-how, show-how or other data or information and all related documentation.
“Intellectual Property Security Agreement” means a security agreement in the form hereof or a short form hereof, in each case, which form shall be reasonably acceptable to the Collateral Agent.
“Intercreditor Agreement” means that certain intercreditor agreement dated as of the date hereof and entered into among the Collateral Agent (in its capacity as the ABL Agent, as defined therein), the Term Collateral Agent (in its capacity as the Term Agent, as defined therein), Holdings, the Company and its Subsidiaries party thereto (as amended, restated, supplemented or otherwise modified from time to time).
“IP Agreements” means all material Copyright Licenses, Patent Licenses, Trademark Licenses, and all other agreements, permits, consents, orders and franchises relating to the license, development, use or disclosure of any material Intellectual Property to which a Pledgor, now or hereafter, is a party or a beneficiary.
“Lenders” has the meaning assigned to such term in the recitals to this Agreement.
“Loan Account” means the loan account of the Borrowers, which account shall be maintained by the Administrative Agent.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Exempt Deposit Account” means a Deposit Account that is not an Exempt Deposit Account.
“Obligations” means all ABL Finance Obligations.
“Patent License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to make, use or sell any invention covered by a Patent, now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
“Patents” means all of the following now owned or hereafter acquired by any Pledgor: (a) all letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and all applications for letters patent of the United States or the equivalent thereof in any other country or jurisdiction, including those listed on Schedule III, and (b) all provisionals, reissues, extensions, continuations, divisions, continuations-in- part, reexaminations or revisions thereof, and the inventions disclosed or claimed therein, including the right to make, use, import and/or sell the inventions disclosed or claimed therein.
“Perfection Certificate” means a Perfection Certificate with respect to the Pledgors, substantially in the form of Exhibit B, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by an Officer of the Company.
“Permitted Liens” means any Lien not prohibited by Section 7.02 of the ABL Credit Agreement.
“Pledged Collateral” has the meaning assigned to such term in Section 3.01.
“Pledged Debt Securities” has the meaning assigned to such term in Section 3.01.
“Pledged Securities” means any promissory notes, stock certificates or other certificated securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.
“Pledged Stock” has the meaning assigned to such term in Section 3.01.
“Pledgor” shall mean each Borrower and each Guarantor.
“Secured Parties” means (a) the Collateral Agent, (b) the Lenders, (c) the Swing Line Lender, (d) each L/C Issuer, (e) each Hedge Bank counterparty to a Secured Hedge Agreement, (f) the beneficiaries of each indemnification obligation undertaken by any Pledgor under any Loan Document, (g) each Cash Management Bank that is an obligee in respect of Obligations under a Secured Cash

Management Agreement and (h) permitted successors and assigns of each of the foregoing.
“Security Interest” has the meaning assigned to such term in Section 4.01.
“Subsidiary Party” has the meaning assigned to such term in the preliminary statement of this Agreement, and any Subsidiary that becomes a party hereto pursuant to Section 7.15.
“Swap Contract” has the meaning assigned to such term in the ABL Credit Agreement.
“Term Collateral Agent” shall mean the “Term Agent”, as such term is defined in the Intercreditor Agreement.
“Term Priority Collateral” has the meaning assigned to such term in the Intercreditor Agreement.
“Trademark License” means any written agreement, now or hereafter in effect, granting to any Pledgor any right to use any Trademark now or hereafter owned by any third party (including, without limitation, any such rights that such Pledgor has the right to license).
“Trademarks” means all of the following now owned or hereafter acquired by any Pledgor: (a) all trademarks, service marks, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations thereof (if any), and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof (except for “intent-to-use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, unless and until an Amendment to Allege Use or a Statement of Use under Sections 1(c) and 1(d) of Lanham Act has been filed, to extent that any assignment of an “intent-to-use” application prior to such filing would violate the Lanham Act), and all renewals thereof, including those listed on Schedule III and (b) all goodwill associated therewith or symbolized thereby.
ARTICLE II
GUARANTEE
Section 2.01.    Guarantee. Each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, to the Collateral Agent for the benefit of the Secured Parties as a primary obligor and not merely as a surety, the due and punctual payment and performance of the applicable Guaranteed Obligations now or hereafter owing to such Secured Parties. Each Guarantor further agrees that the applicable Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Guaranteed Obligation. Each Guarantor waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.
Section 2.02.    Guarantee of Payment. Each Guarantor further agrees that its guarantee hereunder constitutes a guarantee of payment when due (whether at the stated maturity, by acceleration or otherwise) and not of collection, and waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Collateral Agent or any other Secured Party in favor of a Borrower or any other person.
Section 2.03.    No Limitations, Etc. Except for termination of a Guarantor’s obligations hereunder as expressly provided for in Section 7.14, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise (other than defense of payment or performance). Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder, to the fullest extent permitted by applicable law, shall not be discharged or impaired or otherwise affected by, and each Guarantor hereby waives any defense to the enforcement hereof by reason of:
(i)    the failure of the Collateral Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;
(ii)    any rescission, waiver, amendment or modification of, increase in the Obligations with respect to, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
(iii)    the failure to perfect any security interest in, or the exchange, substitution, release or any impairment of, any security held by the Collateral Agent or any other Secured Party for the Obligations;
(iv)    any default, failure or delay, willful or otherwise, in the performance of the Obligations;
(v)    any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash or immediately available funds of all the Obligations),
(vi)    any illegality, lack of validity or enforceability of any Obligation,
(vii)    any change in the corporate existence, structure or ownership of any Loan Party, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Loan Party or its assets or any resulting release or discharge of any Obligation,
(viii)    the existence of any claim, set-off or other rights that the Guarantor may have at any time against any Borrower, the Collateral Agent, any Secured Party, or any other corporation or person, whether in connection herewith or any unrelated transactions, provided that nothing herein will prevent the assertion of any such claim by separate suit or compulsory counterclaim,
(ix)    any action permitted or authorized hereunder, or
(x)    any other circumstance (including without limitation, any statute of limitations) or any existence of or reliance on any representation by the Collateral Agent or any other Secured Party that might otherwise constitute a defense to, or a legal or equitable discharge of, any Borrower or any Guarantor or any other guarantor or surety.
Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.
(b)    To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any other Loan Party, other than the payment in full in cash or immediately available funds of all the Obligations (other than contingent or unliquidated obligations or liabilities). The Collateral Agent and the Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any other Loan Party or exercise any other right or remedy available to them against any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations (other than contingent or unliquidated obligations or liabilities) have been paid in full in cash or immediately available funds. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any other Loan Party, as the case may be, or any security.
Section 2.04.    Reinstatement. Each Guarantor agrees that its guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Collateral Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower or any other Loan Party or otherwise.
Section 2.05.    Agreement To Pay; Contribution; Subrogation. In furtherance of the foregoing and not in limitation of any other right that the Collateral Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Collateral Agent for distribution to the Secured Parties, in cash the amount of such unpaid Obligation. Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this guarantee, such Guarantor will contribute, to the maximum extent permitted by law, such amounts to each other Guarantor so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Obligations. Upon payment by any Guarantor of any sums to the Collateral Agent as provided above, all rights of such Guarantor against any Borrower or other Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.
Section 2.06.    Information. Each Guarantor assumes all responsibility for being and keeping itself informed of the financial condition and assets of each Borrower and each other Pledgor, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Collateral Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.
Section 2.07.    Maximum Liability. Each Guarantor, and by its acceptance of this guarantee, the Collateral Agent and each Secured Party hereby confirms that it is the intention of all such Persons that this guarantee and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this guarantee and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Collateral Agent and the Secured Parties hereby irrevocably agree that the Obligations of each Subsidiary Party under this guarantee at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this guarantee not constituting a fraudulent transfer or conveyance.
Section 2.08.    Payment Free and Clear of Taxes. Any and all payments by or on account of any obligation of any Guarantor hereunder or under any of the other Loan Documents shall be made free and clear of, and without deduction for, any Indemnified Taxes or Other Taxes on the same terms and to the same extent that payments by any Loan Party are required to be made pursuant to the terms of Section 3.01 of the ABL Credit Agreement. The provisions of Section 3.01 of the ABL Credit Agreement shall apply to each Guarantor mutatis mutandis.
Section 2.09.    No Foreign Guarantee of U.S. Obligations. Notwithstanding anything to the contrary contained herein, no Foreign Subsidiary shall, or shall be deemed to, provide a guarantee of any Obligations of the Borrower or any Domestic Subsidiary pursuant to the terms hereof.
ARTICLE III
PLEDGE OF SECURITIES
Section 3.01.    Pledge. As security for the payment or performance when due (whether at stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Pledgor hereby assigns and pledges to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, a security interest in all of such Pledgor’s right, title and interest in, to and under (a) the Equity Interests directly owned by it (including those listed on Schedule II) and any other Equity Interests obtained in the future by such Pledgor and any certificates representing all such Equity Interests (the “Pledged Stock”); provided that the Pledged Stock shall not include (i) (A) more than 65% of the issued and outstanding voting Equity Interests of any “first tier” Foreign Subsidiary directly owned by such Pledgor or (B) any issued and outstanding Equity Interest of any Foreign Subsidiary that is not a “first tier” Foreign Subsidiary, (ii) to the extent applicable law requires that a Subsidiary of such Pledgor issue directors’ qualifying shares, such shares or nominee or other similar shares, (iii) any Equity Interests with respect to which the Collateral and Guarantee Requirement or any provision of Section 6.10 of the ABL Credit Agreement need not be satisfied by reason of Section 6.10(g) of the ABL Credit Agreement, (iv) any Equity Interests of a Subsidiary to the extent that, as of the Closing Date, and for so long as, such a pledge of such Equity Interests would violate a contractual obligation binding on or relating to such Equity Interests, or (v) any Equity Interests of a person that is not directly or indirectly a Subsidiary; (b)(i) the debt obligations listed opposite the name of such Pledgor on Schedule II, (ii) any debt obligations now or in the future issued to such Pledgor having, in the case of each instance of debt securities, an aggregate principal amount in excess of $5,000,000 (which pledge, in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a Loan Party, shall be limited to 65% of the amount outstanding thereunder), and (iii) the certificates, promissory notes and any other instruments, if any, evidencing such debt obligations (the “Pledged Debt Securities”); (c) subject to Section 3.05 hereof, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.05 hereof, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b) and (c) above; and (e) all proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the “Pledged Collateral”).
TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.
Section 3.02.    Delivery of the Pledged Collateral. Each Pledgor agrees promptly to deliver or cause to be delivered to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties, any and all Pledged Securities to the extent such Pledged Securities, in the case of promissory notes or other instruments evidencing Indebtedness, are required to be delivered pursuant to paragraph (b) of this Section 3.02. If any Pledged Stock that is uncertificated on the date hereof shall hereafter become certificated, the applicable Pledgor shall promptly cause the certificate or certificates representing Pledged Stock to be delivered to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties, together with the accompanying stock powers or other documentation required by Section 3.02(c). None of the Pledgors shall permit any other party to “control” (for purposes of Section 8-106 of the New York UCC (or any analogous provision of the Uniform Commercial Code in effect in the jurisdiction whose law applies)) any uncertificated securities that constitute Pledged Collateral other than the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured

Parties.
(a)    To the extent any Indebtedness for borrowed money constitutes Pledged Collateral (other than (i) intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations among Holdings, the Borrower and its Subsidiaries or (ii) to the extent that a pledge of such promissory note or instrument would violate applicable law) and such Indebtedness for borrowed money is evidenced by a duly executed promissory note, such Loan Party shall cause such promissory note to be pledged and delivered to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties, pursuant to the terms hereof; provided that, such pledge in the case of any intercompany note evidencing debt owed by a Foreign Subsidiary to a Pledgor, shall be limited to 65% of the amount outstanding thereunder. To the extent any such promissory note is a demand note, each Pledgor party thereto agrees, if requested by the Collateral Agent, to immediately demand payment thereunder upon an Event of Default specified under Section 8.01(b), (c), (f), (h) or (i) of the ABL Credit Agreement unless such demand would not be commercially reasonable or would otherwise expose Pledgor to liability to the maker.
(b)    If applicable, upon delivery to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), (i) any Pledged Securities required to be delivered pursuant to the foregoing paragraphs (a) and (b) of this Section 3.02 shall be accompanied by stock powers or note powers, as applicable, duly executed in blank or other instruments of transfer reasonably satisfactory to the Collateral Agent (or the Term Collateral Agent, as applicable) and by such other instruments and documents as the Collateral Agent (or the Term Collateral Agent, as applicable) may reasonably request and (ii) all other property composing part of the Pledged Collateral delivered pursuant to the terms of this Agreement shall be accompanied to the extent necessary to perfect the security interest in or allow realization on the Pledged Collateral by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Collateral Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II (or a supplement to Schedule II, as applicable) and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.
Section 3.03.    Representations, Warranties and Covenants. The Pledgors, jointly and severally, represent, warrant and covenant to and with the Collateral Agent for the benefit of the Secured Parties:
(a)    Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by the Pledged Stock and includes all Equity Interests, debt securities and promissory notes or instruments evidencing Indebtedness required to be (i) pledged in order to satisfy the Collateral and Guarantee Requirement, or (ii) delivered pursuant to Section 3.02(b);
(b)    the Pledged Stock and Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities (solely with respect to Pledged Debt Securities issued by a person that is not a Subsidiary of Holdings or an Affiliate of any such subsidiary, to the best of each Pledgor’s knowledge) are legal, valid and binding obligations of the issuers thereof, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing;
(c)    except for the security interests granted hereunder, each Pledgor (i) is and, subject to any transfers made in compliance with the ABL Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens, other than Permitted Liens, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than pursuant to a transaction permitted by the ABL Credit Agreement and other than Permitted Liens and (iv) subject to the rights of such Pledgor under the Loan Documents to dispose of Pledged Collateral, will use commercially reasonable efforts to defend its title or interest hereto or therein against any and all Liens (other than Permitted Liens), however arising, of all persons;
(d)    other than as set forth in the ABL Credit Agreement or the schedules thereto, and except for restrictions and limitations imposed by the Loan Documents or securities laws generally or otherwise permitted to exist pursuant to the terms of the ABL Credit Agreement, the Pledged Stock (other than partnership interests) is and will continue to be freely transferable and assignable, and none of the Pledged Stock is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Stock hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Collateral Agent of rights and remedies hereunder;
(e)    each Pledgor has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated;
(f)    other than as set forth in the ABL Credit Agreement or the schedules thereto, no consent or approval of any Governmental Authority, any securities exchange or any other person was or is necessary to the validity of the pledge effected hereby (other than such as have been obtained and are in full force and effect);
(g)    by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Collateral Agent (or the Term Collateral Agent, as applicable), for the ratable benefit of the Secured Parties, in accordance with this Agreement and a financing statement covering such Pledged Securities is filed in the appropriate filing office, the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties will obtain a legal, valid and perfected lien upon and security interest in such Pledged Securities under the New York UCC, subject only to Liens permitted under the ABL Credit Agreement or arising by operation of law, as security for the payment and performance of the Obligations;
(h)    each Pledgor that is an issuer of the Pledged Collateral confirms that it has received notice of the security interest granted hereunder and consents to such security interest and agrees to transfer record ownership of the securities issued by it in connection with any request by the Collateral

Agent.
Section 3.04.    Registration in Nominee Name; Denominations. Subject to the Intercreditor Agreement, the Collateral Agent, as agent for the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Collateral Agent or, if an Event of Default shall have occurred and be continuing, in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). Each Pledgor will promptly give to the Collateral Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. If an Event of Default shall have occurred and be continuing, the Collateral Agent, as agent for the Secured Parties, shall have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement, subject to the Intercreditor Agreement. Subject to the Intercreditor Agreement, each Pledgor shall use its commercially reasonable efforts to cause any Loan Party that is not a party to this Agreement to comply with a request by the Collateral Agent, pursuant to this Section 3.04, to exchange certificates representing Pledged Securities of such Pledgor for certificates of smaller or larger denominations.
Section 3.05.    Voting Rights; Dividends and Interest, Etc.
(a) Unless and until an Event of Default shall have occurred and be continuing and the Collateral Agent (or the Term Collateral Agent’s to the extent so provided in the Intercreditor Agreement) shall have given notice to the relevant Pledgors of the Collateral Agent’s (or the Term Collateral Agent’s to the extent so provided in the Intercreditor Agreement) intention to exercise its rights hereunder:
(i)    Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Collateral or any part thereof for any purpose consistent with the terms of this Agreement, the ABL Credit Agreement and the other Loan Documents; provided, that, except as permitted under the ABL Credit Agreement, such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Collateral, the rights and remedies of the Collateral Agent, or the other Secured Parties under this Agreement, the ABL Credit Agreement, the other Loan Documents or the ability of the Secured Parties to exercise the same.
(ii)    The Collateral Agent shall promptly execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.
(iii)    Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Collateral to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the ABL Credit Agreement, the other Loan Documents and applicable laws; provided, that (A) any noncash dividends, interest, principal or other distributions, payments or other consideration in respect thereof, including any rights to receive the same to the extent not so distributed or paid, that would constitute Pledged Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities, received in exchange for Pledged Securities or any part thereof, or in redemption thereof, as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise or (B) any non-cash dividends and other distributions paid or payable in respect of any Pledged Securities that would constitute Pledged Securities, in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the benefit of the Secured Parties, and shall be forthwith delivered to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), for the ratable benefit of the Secured Parties, in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement).
(b)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Company of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to receive dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 3.05 shall cease, and all such rights shall thereupon become vested, for the ratable benefit of the Secured Parties, in the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 3.05 shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Collateral Agent, for the ratable benefit of the Secured Parties (or for Term Collateral Agent to the extent so provided in the Intercreditor Agreement), and shall be forthwith delivered to the Collateral Agent, for the ratable benefit of the Secured Parties (or to the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), in the same form as so received (endorsed in a manner reasonably satisfactory to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement)). Any and all money and other property paid over to or received by the Collateral Agent pursuant to the provisions of this paragraph (b) shall be retained by the Collateral Agent in an account to be established by the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02 hereof. After all Events of Default have been cured or waived and the Borrower has delivered to the Collateral Agent a certificate to that effect, if applicable, the Collateral Agent shall promptly repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.05 and that remain in such account.
(c)    Upon the occurrence and during the continuance of an Event of Default and after notice by the Collateral Agent to the Company of the Collateral Agent’s intention to exercise its rights hereunder, all rights of any Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.05, and the obligations of the Collateral Agent under paragraph (a)(ii) of this Section 3.05, shall cease, and all such rights shall thereupon become vested in the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement), for the ratable benefit of the Secured Parties, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers, provided that, unless otherwise directed by the Required Lenders under the ABL Credit Agreement, the Collateral Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived and the Company has delivered to the Collateral Agent a certificate to that effect, (i) each Pledgor shall have the right to exercise the voting and/or consensual rights and powers that such Pledgor would otherwise be entitled to exercise pursuant to the terms of paragraph (a)(i) above and (ii) the obligations of the Collateral Agent pursuant to the terms of paragraph (a)(i) above shall be reinstated.
ARTICLE IV
SECURITY INTERESTS IN OTHER PERSONAL PROPERTY
Section 4.01.    Security Interest.
(a) As security for the payment or performance when due (whether at the stated maturity, by acceleration or otherwise), as the case may be, in full of its Obligations, each Pledgor other than Holdings (all references to a Pledgor or to the Pledgors in this Article IV shall be deemed to be a reference to each Pledgor other than Holdings) hereby assigns and pledges to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, a continuing security interest (the “Security Interest”) in and lien on, all right, title and interest in or to any and all of the following assets and properties now owned or at any time hereafter acquired by such Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest regardless of where located (collectively, the “Article 9 Collateral”):
(i)    all Accounts;
(ii)    all Chattel Paper;
(iii)    all cash and Deposit Accounts;
(iv)    all Documents;
(v)    all Equipment;

(vi)	all General Intangibles;
(vii)    all Instruments;
(viii)    all Inventory;
(ix)    all Investment Property;

(x)    all Commercial Tort Claims;
(xi)    all other personal property not otherwise described above (except for property specifically excluded from any defined term used in any of the foregoing clauses);
(xii)    all books and records pertaining to the Article 9 Collateral; and
(xiii)    to the extent not otherwise included, all proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any person with respect to any of the foregoing.
Notwithstanding anything to the contrary in this Agreement, this Agreement shall not constitute a grant of a security interest in (a) any vehicle covered by a certificate of title or ownership, whether now owned or hereafter acquired, (b) any assets (including Equity Interests), whether now owned or hereafter acquired, with respect to which the Collateral and Guarantee Requirement or the other paragraphs of Section 6.10 of the ABL Credit Agreement would not be required to be satisfied by reason of Section 6.10(g) of the ABL Credit Agreement if hereafter acquired, (c) any property excluded from the definition of Pledged Collateral pursuant to Section 3.01, (d) any Letter of Credit Rights to the extent any Pledgor is required by applicable law to apply the proceeds of a drawing of such Letter of Credit for a specified purpose, (e) any Pledgor’s right, title or interest in any license, contract or agreement to which such Pledgor is a party or any of its right, title or interest thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract or agreement, result in a breach of the terms of, or constitute a default under, or result in the abandonment, invalidation or unenforceability of, any license, contract or agreement to which such Pledgor is a party (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the New York UCC or any other applicable law (including, without limitation, Title 11 of the United States Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision, the Collateral shall include, and such Pledgor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect, or (f) any Equipment owned by any Pledgor that is subject to a purchase money lien or a Capital Lease Obligation if the contract or other agreement in which such Lien is granted (or the documentation providing for such Capital Lease Obligation) prohibits or requires the consent of any person other than the Pledgors as a condition to the creation of any other security interest on such Equipment.
(b)    Each Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) with respect to the Article 9 Collateral or any part thereof and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (i) whether such Pledgor is an organization, the type of organization and any organizational identification number issued to such Pledgor, (ii) in the case of a financing statement filed as a fixture filing, a sufficient description of the real property to which such Article 9 Collateral relates and (iii) a description of Collateral that describes such property in any other manner as the Collateral Agent may reasonably determine is necessary or advisable to ensure the perfection of the security interest in the Article 9 Collateral granted under this Agreement, including describing such property as “all assets” or “all property”. Each Pledgor agrees to provide such information to the Collateral Agent promptly upon request.

The Collateral Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be reasonably necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Pledgor, without the signature of such Pledgor, and naming such Pledgor or the Pledgors as debtors and the Collateral Agent as secured party.
(c)    The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Pledgor with respect to or arising out of the Article 9 Collateral.
Section 4.02.    Representations and Warranties. The Pledgors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
(a)    Each Pledgor has good and valid rights in and title to the Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained and is in full force and effect or has otherwise been disclosed herein or in the ABL Credit Agreement.
(b)    The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of each Pledgor, is correct and complete, in all material respects, as of the Closing Date. The Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral that have been prepared by the Collateral Agent based upon the information provided to the Collateral Agent in the Perfection Certificate for filing in each applicable governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate (or specified by notice from the Borrower to the Collateral Agent after the Closing Date in the case of filings, recordings or registrations required by Section 6.10 of the ABL Credit Agreement) constitute all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral including all material United States Patents, United States registered Trademarks and United States registered Copyrights) that are necessary (as of the Closing Date or the date of the most recent delivery of a Perfection Certificate, as applicable) to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties in respect of all Article 9 Collateral (other than Commercial Tort Claims) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements or amendments. Each Pledgor represents and warrants (as of the Closing Date or the most recent date it is required to execute a new Intellectual Property Security Agreement pursuant to the terms hereof or of the other Loan Documents, as applicable) that a fully executed Intellectual Property Security Agreement containing a description of all Article 9 Collateral consisting of Intellectual Property with respect to United States Patents (and Patents for which United States registration applications are pending), United States registered Trademarks (and Trademarks for which United States registration applications are pending) and United States registered Copyrights (and Copyrights for which United States registration applications are pending) has been delivered to the Collateral Agent for recording with the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. § 261, 15 U.S.C. § 1060 or 17 U.S.C. § 205 and the regulations thereunder, as applicable, and reasonably requested by the Collateral Agent, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, in respect of all Article 9 Collateral consisting of such material Intellectual Property in which a security interest may be perfected by recording with the United States Patent and Trademark Office and the United States Copyright Office, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).
(c)    The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral (other than Article 9 Collateral described in Section 4.01(a)(xi)) securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all Article 9 Collateral (other than Commercial Tort Claims) in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions, (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of the Intellectual Property Security Agreement with the United States Patent and Trademark Office and the United States Copyright Office upon the making of such filings with such office, in each case, as applicable, with respect to material Intellectual Property Collateral (as defined below), and (iv) a perfected security interest in all Article 9 Collateral comprising Deposit Accounts as to which a Deposit Account Control Agreement has been executed and delivered by the parties thereto. The Security Interest is and shall be prior to any other Lien on any of the Article 9 Collateral other than Permitted Liens.
(d)    The Article 9 Collateral is (and, unless disposed of in compliance with the Loan Documents, will continue to be) owned by the Pledgors free and clear of any Lien, other than Permitted Liens. None of the Pledgors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Pledgor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Permitted Liens.
(e)    None of the Pledgors holds (as of the Closing Date or the date of the most recent delivery of a Perfection Certificate, as applicable) any Commercial Tort Claim individually in excess of $2,000,000 (as of the Closing Date or the date of the most recent delivery of a Perfection Certificate, as applicable) except as indicated on the Perfection Certificate.

(f)    As to itself and its Article 9 Collateral consisting of Intellectual Property (the “Intellectual Property Collateral”), to the best of each Pledgor’s knowledge:
(i)    The Intellectual Property Collateral set forth on Schedule III includes all issued, registered, or applied-for Patents, Trademarks, Copyrights and domain names owned by such Pledgor as of the date hereof and all material IP Agreements to which the Pledgor is a party (as of the Closing Date or the most recent update thereof required pursuant to the terms hereof or of any other Loan Document, as applicable).
(ii)    The Intellectual Property Collateral is subsisting and has not been adjudged invalid or unenforceable in whole or part, and to the best of such Pledgor’s knowledge is valid and enforceable, except as would not reasonably be expected to have a Material Adverse Effect. Such Pledgor is not aware of any uses of any item of Intellectual Property Collateral that would be expected to lead to such item becoming invalid or unenforceable, except as would not reasonably be expected to have a Material Adverse Effect.
(iii)    Such Pledgor has made or performed all commercially reasonable acts, including without limitation filings, recordings and payment of all required fees and taxes, required to maintain and protect its interest in each and every item of Intellectual Property Collateral in full force and effect in the United States and such Pledgor has used proper statutory notice in connection with its use of each Patent, Trademark and Copyright in the Intellectual Property Collateral, in each case, except as would not reasonably be expected to have a Material Adverse Effect.
(iv)    With respect to each IP Agreement, the absence, termination or violation of which would reasonably be expected to have a Material Adverse Effect: (A) such Pledgor has not received any notice of termination or cancellation under such IP Agreement; (B) such Pledgor has not received any notice of a breach or default under such IP Agreement, which breach or default has not been cured or waived; and (C) neither such Pledgor nor any other party to such IP Agreement is in breach or default thereof in any material respect, and no event has occurred that, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under such IP Agreement
Except as would not reasonably be expected to have a Material Adverse Effect, no Pledgor or Intellectual Property Collateral is subject to any outstanding consent, settlement, decree, order, injunction, judgment or ruling restricting the use of any Intellectual Property Collateral or that would impair the validity or enforceability of such Intellectual Property Collateral.
Section 4.03.    Covenants.
(a)    Each Pledgor agrees promptly to notify the Collateral Agent in writing of any change (i) in its corporate or organization name, (ii) in its identity or type of organization or corporate structure, (iii) in its Federal Taxpayer Identification Number or organizational identification number or (iv) in its jurisdiction of organization. Each Pledgor agrees promptly to provide the Collateral Agent with certified organizational documents reflecting any of the changes described in the immediately preceding sentence. Each Pledgor agrees not to effect or permit any change referred to in the first sentence of this paragraph (a) unless all filings have been made, or will have been made within any applicable statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent, for the ratable benefit of the Secured Parties, to continue at all times following such change to have a valid, legal and perfected first priority Lien (subject to Permitted Liens and the Intercreditor Agreement) on and security interest in all Article 9 Collateral in which a Security Interest may be perfected by filing. Each Pledgor agrees promptly to notify the Collateral Agent if any material portion of the Article 9 Collateral owned or held by such Pledgor is damaged or destroyed.
(b)    Subject to the rights of such Pledgor under the Loan Documents to dispose of Collateral, each Pledgor shall, at its own expense, use commercially reasonable efforts to defend title to the Article 9 Collateral against all persons and to defend the Security Interest of the Collateral Agent, for the ratable benefit of the Secured Parties, in the Article 9 Collateral and the priority thereof against any Lien that is not a Permitted Lien.
(c)    Each Pledgor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including, without limitation, the payment of any fees and taxes required in connection with the execution and delivery of this Agreement and the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith, all in accordance with the terms hereof and of Section 6.10 of the ABL Credit Agreement. If any Indebtedness payable under or in connection with any of the Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be promptly pledged to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties, and delivered to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties duly endorsed in a manner reasonably satisfactory to the Collateral Agent (or the Term Collateral Agent, as applicable). Without limiting the generality of the foregoing, each Pledgor hereby authorizes the Collateral Agent, with prompt notice thereof to the Pledgors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute material Copyrights, Patents, Trademarks, Copyright Licenses, Patent Licenses or Trademark Licenses; provided that any Pledgor shall have the right, exercisable within 30 days after the Borrower has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Pledgor hereunder with respect to such Article 9 Collateral. Each Pledgor agrees that it will use its commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Article 9 Collateral.
(d)    After the occurrence of an Event of Default and during the continuance thereof (or at such other times as provided in the ABL Credit Agreement), the Collateral Agent shall have the right to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such Article 9 Collateral for the purpose of making such a verification. The Collateral Agent shall have the right to share any information it gains from such inspection or verification with any Secured Party.
(e)    At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not a Permitted Lien, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Pledgor fails to do so as required by the ABL Credit Agreement or this Agreement, and each Pledgor jointly and severally agrees to reimburse the Collateral Agent on demand for any reasonable payment made or any reasonable expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.03(e) shall be interpreted as excusing any Pledgor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Pledgor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
(f)    Each Pledgor (rather than the Collateral Agent or any Secured Party) shall remain liable for the observance and performance of all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral and each Pledgor jointly and severally agrees to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.
(g)    None of the Pledgors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by the ABL Credit Agreement. None of the Pledgors shall make or permit to be made any transfer of the Article 9 Collateral owned by it or in which it has an interest, except as permitted by the ABL Credit Agreement.
(h)    Each Pledgor irrevocably makes, constitutes and appoints the Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Pledgor’s true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Article 9 Collateral under policies of insurance, endorsing the name of such Pledgor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Pledgor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Pledgors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent reasonably deems advisable. All sums disbursed by the Collateral Agent in connection with this Section 4.03(h), including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Pledgors to the Collateral Agent and shall be additional Obligations secured hereby.
(i)    Each Pledgor covenants and agrees that, in the event that any Pledgor maintains any Collateral with a Fair Market Value in excess of $5,000,000 at any location other than the locations listed in the Perfection Certificate, the Pledgor shall promptly notify the Collateral Agent of such change or addition (whether by delivery of an updated Perfection Certificate or supplement thereto or otherwise in writing).
Section 4.04.    Inventory.
(a)    Each Pledgor will keep its Inventory (other than returned or obsolete Inventory) in good and marketable condition, except for damaged or defective goods arising in the ordinary course of such Pledgor’s business. No Pledgor will, without the prior written consent of the Collateral Agent, acquire or maintain any Inventory in excess of $5,000,000 at any time on consignment or approval unless such Inventory is disclosed to the Collateral Agent pursuant to Section 6.14 of the ABL Credit Agreement. Each Pledgor will conduct a physical count of its Inventory at least once per fiscal year, and during the existence of an Event of Default, at such other times as the Collateral Agent may reasonably request. Each Pledgor will maintain a perpetual Inventory reporting system at all times. Without the Collateral Agent’s (or the Term Collateral Agent’s to the extent so provided in the Intercreditor Agreement) written consent, no Pledgor will sell, through a single transaction or a series of related transactions, Inventory on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or other repurchase or return basis in excess of $5,000,000. In connection with all Inventory financed by letters of credit, the Pledgors will, at the Collateral Agent’s (or the Term Collateral Agent’s to the extent so provided in the Intercreditor Agreement) request (subject to the occurrence and during the continuance of an Event of Default or otherwise as required under the definition of Eligible Inventory in the ABL Credit Agreement to the extent the applicable Inventory is being counted as Eligible Inventory), instruct all suppliers, carriers, forwarders, customs brokers, warehouses or other Persons receiving or holding cash, checks, Inventory, documents or instruments in which the Collateral Agent holds a security interest to deliver them to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) and/or subject to the Collateral Agent’s order, and if they shall come into such Pledgor’s possession, to deliver them, upon request (subject to the occurrence and during the continuance of an Event of Default or otherwise as required under the definition of Eligible Inventory in the ABL Credit Agreement to the extent the applicable Inventory is being counted as Eligible Inventory), to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) in their original form. The Pledgors shall also, at the Collateral Agent’s (or the Term Collateral Agent’s to the extent so provided in the Intercreditor Agreement) request, designate (subject to the occurrence and during the continuance of an Event of Default or otherwise as required under the definition of Eligible Inventory in the ABL Credit Agreement to the extent the applicable Inventory is being counted as Eligible Inventory) the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) as the consignee on all bills of lading and other negotiable and non‑negotiable documents.
(b)    If any Collateral constituting Inventory with a Fair Market Value in excess of $5,000,000 is at any time in the possession or control of any warehouseman, bailee, or any of such Pledgor’s agents or processors (other than any Persons that have previously executed a bailee letter or landlord waiver for the benefit of the Collateral Agent), then such Pledgor shall notify the Collateral Agent thereof (including by delivery of the Perfection Certificate on the date hereof) and shall, at the request of the Collateral Agent, notify such Person of the Collateral Agent’s security interest in such Collateral and instruct such Person to hold all such Collateral for the Collateral Agent’s account subject to the Collateral Agent’s instructions. If at any time any Collateral with a Fair Market Value in excess of $5,000,000 is located at any operating facility of a Pledgor which is not owned by such

Pledgor, and such Pledgor, following the request of the Collateral Agent, shall not have obtained written landlord lien waivers or subordinations, in form and substance reasonably satisfactory to the Collateral Agent, of all present and future Liens to which the owner or lessor of such premises may be entitled to assert against the Collateral; the Administrative Agent may, in the exercise of Reasonable Credit Judgment, establish a Reserve with respect to any such Collateral that is Eligible Inventory as and to the extent provided in, and in an amount not to exceed the amount permitted under, clause (b) or (i) of the definition of Eligible Inventory.
(c)    Upon the occurrence and during the continuation of an Event of Default, each Pledgor will (i) deliver to the Collateral Agent upon request (A) warehouse receipts covering any portion of the Collateral located in warehouses and for which warehouse receipts are issued and (B) certificates of title reflecting the Collateral Agent’s Liens covering any portion of the Collateral for which certificates of title have been issued; (ii) transfer Inventory to warehouses or other locations designated by the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement); (iii) deliver to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) all letters of credit constituting Collateral on which such Pledgor is named beneficiary; and (iv) taking such other steps as are reasonably deemed necessary or desirable by the Collateral Agent to maintain and protect the Collateral Agent’s Liens.
Section 4.05.    Accounts.
(a)    Each Pledgor represents and warrants that, with respect to such Pledgor’s Accounts included in any Borrowing Base Certificate as Eligible Accounts: (i) each existing Account represents, and each future Account will represent, a bona fide sale or lease and delivery of goods by such Pledgor, or rendition of services by such Pledgor, in the ordinary course of such Pledgor’s business; (ii) each existing Account is, and each future Account will be, for a liquidated amount payable by the Account Debtor thereon on the terms then in effect or in the schedule thereof delivered to the Collateral Agent, without any offset, deduction, defense, or counterclaim except those known to such Pledgor (unless otherwise reflected in the Borrowing Base Certificate); (iii) no credit, discount, or extension, or agreement therefor shall be granted on any Account in excess of $5,000,000 unless (a) such credit, discount or extension, or agreement therefor, is granted in the ordinary course of business consistent with past practice or (b) the applicable Pledgor promptly notifies the Collateral Agent of the same; (iv) each copy of any invoice with respect to such Account delivered to the Collateral Agent by such Pledgor will be a genuine copy of the original invoice sent to the Account Debtor named therein; and (v) all goods described in any such invoice representing a sale of goods will have been delivered to the Account Debtor and all services of such Pledgor described in each invoice will have been performed.
(b)    No Pledgor shall re-date any invoice or sale or make sales on extended dating or, in the case of any Account included in the Borrowing Base, extend or modify any Account outside the ordinary course of business. If any Pledgor becomes aware of any matter materially and adversely affecting the collectability of any Account or the Account Debtor therefor involving an amount greater than $5,000,000, including information regarding the Account Debtor’s creditworthiness, such Pledgor will promptly so advise the Collateral Agent.
(c)    No Pledgor shall, without the Collateral Agent’s prior written consent, accept any note or other instrument (except a check or other instrument for the immediate payment of money)

with respect to any Account included in the Borrowing Base other than Accounts which (i) do not exceed $1,000,000 individually and (ii) at the time of accepting such note or other instrument are not less than ninety (90) days past due from the date of the original invoice therefor or in settlement of a bankrupt or disputed account. If the Collateral Agent consents to the acceptance of any such instrument, it shall be considered as evidence of the Account and not payment thereof and such Pledgor will promptly deliver such instrument to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), endorsed by such Pledgor to the Collateral Agent in a manner satisfactory in form and substance to the Collateral Agent.
(d)    The applicable Pledgor agrees to take commercially reasonable steps to settle, contest, or adjust all offsets, deductions, defenses or counterclaims in excess of $5,000,000 with any Account Debtor at no expense to the Secured Parties. No discount, credit, or allowance shall be granted to any such Account Debtor without the Collateral Agent’s prior written consent, except for discounts, credits, and allowances made or given in the ordinary course of such Pledgor’s business (unless an Event of Default has occurred and is continuing and the Collateral Agent has notified the Borrower that such exception is withdrawn). Such Pledgor will promptly notify the Collateral Agent of any disputes or claims with respect to any Account Debtor in excess of $5,000,000 and shall promptly send the Collateral Agent a copy of each credit memorandum in excess of $5,000,000. The Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) may at all times when an Event of Default exists, settle or adjust disputes and claims directly with Account Debtors of any Pledgor for amounts and upon terms which the Collateral Agent or the Required Lenders, as applicable, shall consider advisable and, in all cases, the Collateral Agent will credit the Loan Account with the net amounts received by the Collateral Agent in payment of any Accounts.
(e)    If an Account Debtor returns any Inventory to a Pledgor then, unless an Event of Default exists and the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) has given notice to the Borrower not to do so, such Pledgor shall promptly determine the reason for such return and shall issue a credit memorandum to the Account Debtor in the appropriate amount. The applicable Pledgor shall promptly report to the Collateral Agent any return involving an amount in excess of $5,000,000. Each such report shall indicate the reasons for the returns and the locations and condition of the returned Inventory. In the event any Account Debtor returns Inventory to a Pledgor when an Event of Default exists, such Pledgor, upon the request of the Collateral Agent, shall: (i) hold the returned Inventory in trust for the Collateral Agent; (ii) segregate all returned Inventory from all of its other property; (iii) dispose of the returned Inventory solely according to the Collateral Agent’s written instructions; and (iv) not issue any credits or allowances with respect thereto without the Collateral Agent’s prior written consent. All returned Inventory of any Pledgor shall be subject to the Collateral Agent’s Liens thereon. Whenever any Inventory is returned, the related Account shall be deemed ineligible (without duplication of any other exclusion) to the extent of the amount owing by the Account Debtor with respect to such returned Inventory.
Section 4.06.    Collection of Accounts; Payments.
(a)    During an Accounts Availability Triggering Event, the Collateral Agent shall have the right to apply funds on deposit in or credited to the Primary Payment Account to any outstanding Loans and the Borrowers shall have the right, subject to the terms and conditions of the ABL Credit Agreement, to request Borrowings thereunder and direct the disposition of Loan proceeds. During an Accounts Availability Triggering Event, the Loan Parties shall not be entitled to present items drawn on or otherwise to withdraw or direct the dispositions of funds from the Primary Payment Account. The Loan Parties shall not be entitled to close the Primary Payment Account until all Obligations are paid and performed in full or a substitute Primary Payment Account (which shall be a Controlled Account) has been opened and designated as the Primary Payment Account. Notwithstanding any other agreements the Loan Parties may have with any Secured Party, the Collateral Agent shall be entitled, during an Accounts Availability Triggering Event, for purposes of the ABL Credit Agreement to give instructions as to the withdrawal or disposition of funds from time to time credited to any deposit account with the Collateral Agent, any Non-Exempt Deposit Account, or the Primary Payment Account, or as to any other matters relating to any of the forgoing without further consent of the Loan Parties. The Collateral Agent’s power under the ABL Credit Agreement to give instructions as to the withdrawal or disposition of any funds from time to time credited to the Primary Payment Account, any other Non-Exempt Deposit Account with the Collateral Agent or as to any other matters relating to the foregoing includes, without limitation, during an Accounts Availability Triggering Event, the power to give stop payment orders for any items being presented to such accounts for payment (it being understood that to the extent the terms and conditions of the ABL Credit Agreement for Borrowings are satisfied, the applicable Loan Party may request the Administrative Agent to honor items presented to such accounts for payment with proceeds of Loans).
(b)    No later than ninety (90) days from the Closing Date or such later time as the Collateral Agent shall agree, the Loan Parties shall establish a lock-box service for collections of Accounts at Clearing Banks acceptable to the Collateral Agent (it being understood that the Company’s lock-box collection arrangements as existing on the Closing Date are satisfactory to the Collateral Agent, and that such arrangements, for the avoidance of doubt include (i) regional and other collection accounts with JPMorgan Chase Bank and Fifth Third Bank (or their Affiliates in each case), which accounts serve as the principal and material domestic lock-box collection accounts of the Company and its subsidiaries, and (ii) a concentration account with JPMorgan Chase Bank, into which proceeds from the aforementioned collection accounts are swept daily (and which concentration account is expected to serve as the Primary Collection Account on the Closing Date and the foreseeable future) and, with respect to bank accounts with Clearing Banks other than the Collateral Agent, if requested by the Collateral Agent, subject to Blocked Account Agreements and other documentation reasonably acceptable to the Collateral Agent. The Pledgors shall instruct all Account Debtors with respect to Accounts to make all payments directly to the address established for each such lock-box service or electronically into such lock-box accounts. If, notwithstanding such instructions, any Pledgor receives any proceeds of Accounts, it shall deliver such payments to the Collateral Agent or deposit them into a Non-Exempt Deposit Account. During an Accounts Availability Triggering Event, all collections received in any lock-box or Non-Exempt Deposit Account or directly by any Pledgor or the Collateral Agent, and all funds in any Non-Exempt Deposit Account or other account to which such collections are deposited shall be subject to the Collateral Agent’s sole control and withdrawals by any Pledgor shall not be permitted; provided, however, that, in the absence of an Accounts Availability Triggering Event, all collections received in any lock-box or Non-Exempt Deposit Account, and all funds in any Non-Exempt Deposit Account or other account to which such collections are deposited shall be subject to the Borrowers’ exclusive right of withdrawal and direction of application. The Collateral Agent or its designee may, at any time after the occurrence and during the continuation of an Event of Default, upon notice to the Company, notify Account Debtors that the Accounts have been assigned to the Collateral Agent and of the Collateral Agent’s security interest therein, and may collect them directly and charge the collection costs and expenses to the Loan Account as a loan. So long as an Event of Default exists, the Borrowers, at the Collateral Agent’s request, shall execute and deliver to the Collateral Agent such documents as the Collateral Agent shall reasonably request to grant the Collateral Agent access to any post office box in which collections of Accounts are received.
(c)    If sales of Inventory are made or services are rendered by any Pledgor for cash, such Pledgor shall arrange for such payments to be made into lockbox accounts or other Non-Exempt Deposit Accounts as described in the foregoing clause (b), or otherwise will promptly deposit such cash into the Primary Payment Account.
(d)    Except as otherwise provided in this Section 4.06, all payments received by the Collateral Agent in a bank account other than the Primary Payment Account, a Non-Exempt Deposit Account or a lock-box account designated by the Pledgors and the Collateral Agent will be credited to the Loan Account (conditional upon final collection) on the same day received (if received prior to 3:00 p.m. (New York, New York time)); provided that the Pledgors shall compensate the Collateral Agent for the cost of collection and clearance of remittances applied to the Loan Account, including interest for one (1) day, on all uncollected funds credited to the Loan Account as provided by this Section 4.06(d).
(e)    In the event all of the ABL Credit Obligations (other than contingent indemnification and expense reimbursement obligations for which no claim has been made and any Obligations relating to Bank Products) are repaid upon the termination of the ABL Credit Agreement or upon acceleration of the ABL Finance Obligations in accordance with the terms of the ABL Credit Agreement, other than through the Collateral Agent’s receipt of payments on account of the Accounts or proceeds of the other Collateral, such payment will be credited (conditional upon final collection) to the Loan Account (i) on the date of the Collateral Agent’s receipt of such funds if such funds are collected funds or other immediately available funds if received by 3:00 p.m. (New York, New York time) or (ii) one (1) Business Day after the Collateral Agent’s receipt of such funds if such funds are uncollected funds or collected or immediately available funds received after such time.
Section 4.07.    Other Actions.
In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, for the ratable benefit of the Secured Parties, the Collateral Agent’s security interest in the Article 9 Collateral, each Pledgor agrees, in each case at such Pledgor’s own expense, to take the following actions with respect to the following Article 9 Collateral:
(a)    Instruments and Tangible Chattel Paper. If any Pledgor shall at any time hold or acquire any Instruments (other than checks received and processed in the ordinary course of business) or Tangible Chattel Paper evidencing an amount in excess of $5,000,000 such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request.
(b)    Investment Property. Except to the extent otherwise provided in Article III, if any Pledgor shall at any time hold or acquire any Certificated Security included in the Pledged Collateral, such Pledgor shall forthwith endorse, assign and deliver the same to the Collateral Agent (or the Term

Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably specify. If any security of a domestic issuer now owned or hereafter acquired by any Pledgor is uncertificated and is issued to such Pledgor or its nominee directly by the issuer thereof, such Pledgor shall promptly notify the Collateral Agent of such uncertificated securities and (i) upon the Collateral Agent’s reasonable request or (ii) upon the occurrence and during the continuance of an Event of Default, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, either (i) cause the issuer to agree to comply with instructions from the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) as to such security, without further consent of any Pledgor or such nominee, or (ii) cause the issuer to register the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement), as agent for the Secured Parties, as the registered owner of such security.
(c)    Commercial Tort Claims. If any Pledgor shall at any time hold or acquire a Commercial Tort Claim in an amount reasonably estimated to exceed $2,000,000, such Pledgor shall promptly notify the Collateral Agent thereof in a writing signed by such Pledgor, including a summary description of such claim, and grant to the Collateral Agent in writing a security interest therein and in the proceeds thereof, all under the terms and provisions of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
Section 4.08.    Covenants Regarding Patent, Trademark and Copyright Collateral.

(a)    Each Pledgor agrees that it will not knowingly do any act or omit to do any act (and will exercise commercially reasonable efforts to prevent its licensees from doing any act or omitting to do any act) whereby any Patent that is material to the normal conduct of such Pledgor’s business may become prematurely invalidated, abandoned, lapsed or dedicated to the public, and agrees that it shall take commercially reasonable steps with respect to any material products covered by any such Patent as necessary and sufficient to establish and preserve its rights under applicable patent laws.
(b)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each material Trademark necessary to the normal conduct of such Pledgor’s business, (i) maintain such Trademark in full force free from any adjudication of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration or claim of trademark or service mark as required under applicable law and (iv) not knowingly use or knowingly permit its licensees’ use of such Trademark in violation of any third-party rights.
(c)    Each Pledgor will, and will use its commercially reasonable efforts to cause its licensees or its sublicensees to, for each work covered by a material Copyright necessary to the normal conduct of such Pledgor’s business that it publishes, displays and distributes, use copyright notice as required under applicable copyright laws.
(d)    Each Pledgor shall notify the Collateral Agent promptly if it knows that any Patent, Trademark or Copyright material to the normal conduct of such Pledgor’s business may imminently become abandoned, lapsed or dedicated to the public, or of any materially adverse determination or development, excluding office actions and similar determinations or developments in the United

States Patent and Trademark Office, United States Copyright Office, any court or any similar office of any country, regarding such Pledgor’s ownership of any such material Patent, Trademark or Copyright or its right to register or to maintain the same.
(e)    Each Pledgor, either itself or through any agent, employee, licensee or designee, shall (i) inform the Collateral Agent on an annual basis of each application by itself, or through any agent, employee, licensee or designee, for any Patent with the United States Patent and Trademark Office and each registration of any Trademark or Copyright with the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country filed during the preceding twelve-month period, in each case to the extent such application or registration relates to Intellectual Property material to the normal course of such Pledgor’s business and (ii) upon the reasonable request of the Collateral Agent, execute and deliver any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent’s security interest in such Patent, Trademark or Copyright.
(f)    Each Pledgor shall exercise its reasonable business judgment consistent with past practice in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any comparable office or agency in any other country with respect to maintaining and pursuing each application relating to any Patent, Trademark and/or Copyright (and obtaining the relevant grant or registration) material to the normal conduct of such Pledgor’s business and maintain (i) each issued Patent and (ii) the registrations of each Trademark and each Copyright, in each case that is material to the normal conduct of such Pledgor’s business, including, when applicable and necessary in such Pledgor’s reasonable business judgment, timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if any Pledgor believes necessary in its reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties.
(g)    In the event that any Pledgor knows or has reason to know that any Article 9 Collateral consisting of a Patent, Trademark or Copyright material to the normal conduct of its business has been or is about to be materially infringed, misappropriated or diluted by a third party, such Pledgor shall promptly notify the Collateral Agent and shall, if such Pledgor deems it necessary in its reasonable business judgment, promptly sue and recover any and all damages, and take such other actions as are reasonably appropriate under the circumstances.
ARTICLE V
REMEDIES; APPLICATION OF PROCEEDS
Section 5.01.    Remedies Upon Default. Upon the occurrence and during the continuance of any Event of Default, each Pledgor agrees to deliver on demand each item of Collateral to the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement), and it is agreed that the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall have the right to take any of or all the following actions at the same or different times, in each case, in accordance with the terms of the Intercreditor Agreement: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such

Article 9 Collateral by the applicable Pledgors to the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) (on behalf of the Secured Parties) or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or a nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers thereunder cannot be obtained with the use of commercially reasonable efforts, which each Pledgor hereby agrees to use), (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to the applicable Pledgor to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the applicable Uniform Commercial Code or other applicable law, and (c) give notice and take sole possession and control of all amounts on deposit in or credited to any Deposit Account pursuant to the related Deposit Account Control Agreement and apply all such funds in accordance with this Agreement. Without limiting the generality of the foregoing, each Pledgor agrees that the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker’s board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall deem appropriate. The Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall be authorized in connection with any sale of a security (if it deems it advisable to do so) pursuant to the foregoing to restrict the prospective bidders or purchasers to persons who represent and agree that they are purchasing such security for their own account, for investment, and not with a view to the distribution or sale thereof. Upon consummation of any such sale of Collateral pursuant to this Section 5.01, the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives and releases (to the extent permitted by law) all rights of redemption, stay, valuation and appraisal that such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.
The Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall give the applicable Pledgors 10 Business Days’ written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Collateral Agent’s intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or the portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent (or the Term Collateral

Agent, to the extent so provided in the Intercreditor Agreement) may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In the case of any sale of all or any part of the Collateral made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in the event that any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in the case of any such failure, such Collateral may be sold again upon notice given in accordance with provisions above. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 5.01, any Secured Party may bid for or purchase for cash, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all such rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property in accordance with Section 5.02 hereof without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent (or the Term Collateral Agent, to the extent so provided in the Intercreditor Agreement) may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.
Section 5.02.    Apportionment, Application, and Reversal of Payments.
(a)    All payments received by the Collateral Agent for application to the Obligations shall be applied as set forth in Section 8.03 of the ABL Credit Agreement.
(b)    The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with the ABL Credit Agreement, subject to the Intercreditor Agreement. Upon any sale of Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.
(c)    If, after receipt of any payment which is applied to the payment of all or any part of any Obligations, the Collateral Agent or any Secured Party is for any reason compelled to surrender such payment or proceeds to any person because such payment or application of proceeds is invalidated, declared fraudulent, set aside, determined to be void or voidable as a preference, impermissible set‑off, or a diversion of trust funds, or for any other reason, then the Obligations or part thereof intended to be satisfied shall be revived and continued and this Agreement shall continue in full force as if such payment or proceeds had not been received by the Collateral Agent or such Secured Party and the Borrower shall be liable to pay to the Collateral Agent and the other Secured Parties, and shall indemnify the Collateral Agent and the other Secured Parties and hold the Collateral Agent and the other Secured Parties harmless for the amount of such payment or proceeds surrendered. The provisions of this Section 5.02(c) shall be and remain effective notwithstanding any contrary action which may have been taken by the Collateral Agent or any Secured Party in reliance upon such payment or application of proceeds, and any such contrary action so taken shall be without prejudice to the Collateral Agent’s and the Secured Parties’ rights under this Agreement and shall be deemed to have been conditioned upon such payment or application of proceeds having become final and irrevocable. The provisions of this Section 5.02(c) shall survive the termination of this Agreement.
Section 5.03.    Securities Act, Etc. In view of the position of the Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar federal statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the “Federal Securities Laws”) with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Collateral Agent if the Collateral Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Collateral Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Collateral Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws or, to the extent applicable, Blue Sky or other state securities laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, no Collateral Agent shall incur any responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Collateral Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 5.03 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Collateral Agent sells.
ARTICLE VI
INDEMNITY, SUBROGATION AND SUBORDINATION
Section 6.01.    Indemnity. In addition to all such rights of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03 hereof), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of the Borrowers, the Borrowers shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to this Agreement or any other Security Document to satisfy in whole or in part any Obligation owed to any Secured Party by any Borrower, the Borrowers shall indemnify such Guarantor in an amount equal to the greater of the book value or the Fair Market Value of the assets so sold.
Section 6.02.    Contribution and Subrogation. Each Guarantor (other than Holdings) (a “Contributing Guarantor”) agrees (subject to Section 6.03 hereof) that, in the event a payment shall be made by any other Guarantor (other than Holdings) hereunder in respect of any Obligation or assets of any other Guarantor (other than Holdings) shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the “Claiming Guarantor”) shall not have been fully indemnified by the Borrower, as provided in Section 6.01 hereof, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the Fair Market Value of such assets, as applicable, in each case multiplied by a fraction of which the numerator shall be the net worth of such Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.15 hereof, the date of the supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such Claiming Guarantor under Section 6.01 hereof to the extent of such payment.
Section 6.03.    Subordination; Subrogation.
(a)Each Guarantor hereby subordinates any and all debts, liabilities and other obligations owed to such Guarantor by each other Loan Party (the “Subordinated Obligations”) to the Obligations to the extent and in the manner hereinafter set forth in this Section 6.03:
(i)    Prohibited Payments, Etc. Each Guarantor may receive payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Event of Default, if required by the Required Lenders, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations until the Obligations have been paid in full in cash.
(ii)    Prior Payment of Guaranteed Obligations. In any proceeding under the U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Obligations (including all interest and expenses accruing after the commencement of a proceeding under any U.S. Bankruptcy Code or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, whether or not constituting an allowed claim in such proceeding (“Post-Petition Interest”)) before such Guarantor receives payment of any Subordinated Obligations.
(iii)    Turn-Over. After the occurrence and during the continuance of any Event of

Default, each Guarantor shall, if the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Collateral Agent (or the Term Collateral Agent, as the case may be) (for the benefit of the Secured Parties) on account of the Obligations (including all Post-Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Agreement.
(iv)    Collateral Agent Authorization. After the occurrence and during the continuance of any Event of Default, the Collateral Agent (or the Term Collateral Agent to the extent so provided in the Intercreditor Agreement) is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and to apply any amounts received thereon to the Obligations (including any and all Post-Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, the Subordinated Obligations and (B) to pay any amounts received on such obligations to the Collateral Agent (or the Term Collateral Agent as the case may be) for application to the Guaranteed Obligations (including any and all Post-Petition Interest).
(b)    Each Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against any Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor’s Obligations under or in respect of the guarantee set forth in Article II hereof or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against any Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements and Secured Cash Management Agreements secured hereunder shall have expired or been terminated or cash collateralized (pursuant to arrangements reasonably satisfactory to the Collateral Agent and the L/C Issuers) and the Revolving Facility Commitments shall have expired, terminated or shall have been cash collateralized (pursuant to arrangements reasonably satisfactory to the Collateral Agent and the L/C Issuers). If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Obligations and all other amounts payable under the guarantee set forth in Article II and (b) the latest date of expiration or termination or cash collateralization of all Letters of Credit and all Secured Hedge Agreements and all Secured Cash Management Agreements secured hereunder and termination or expiration of all Revolving Facility Commitments, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Collateral Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Obligations and all other amounts payable under the guarantee set forth in Article II, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Obligations or other amounts payable under such guarantee thereafter arising. If (i) any Guarantor shall make payment to any Secured Party of all or any part of the Obligations, (ii) all of the Obligations and all other amounts payable under the guarantee set forth in Article II shall have been paid in full in cash, (iii) the Revolving Facility Maturity Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements and all Secured Cash Management Agreements secured hereunder shall have expired or been terminated (or been Cash Collateralized or backstopped on terms reasonably satisfactory to the Collateral Agent), the Collateral Agent will, at such Guarantor’s request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Obligations resulting from such payment made by such Guarantor pursuant to such guarantee.
ARTICLE VII
MISCELLANEOUS
Section 7.01.    Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to Holdings, the Company or any Subsidiary Party, as provided in Section 10.02 of the ABL Credit Agreement (or any equivalent provision of any Refinancing (as defined in the Intercreditor Agreement) thereof); and
(b)    if to the Collateral Agent, to it at Bank of America N.A., as provided in Section 10.02 of the ABL Credit Agreement.
(c)     Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Company shall be deemed to be a notice to Holdings and the Subsidiary Parties). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among the Borrower and the Collateral Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.
Section 7.02.    Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest in the Article 9 Collateral, the security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the ABL Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing,

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the ABL Credit Agreement or any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or this Agreement (other than a defense of payment or performance).
Section 7.03.    Limitation By Law; Severability. All rights, remedies and powers provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.
If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by Law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Collateral Agent and the Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible, and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provisions in any other jurisdiction.
Section 7.04.    Binding Effect; Several Agreement. This Agreement shall become effective as to any party to this Agreement when a counterpart hereof executed on behalf of such party shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such party, the Collateral Agent and each of their respective permitted successors and assigns, and shall inure to the benefit of such party, the Collateral Agent and the Secured Parties and their respective permitted successors and assigns, except that no party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or any other Loan Document. This Agreement shall be construed as a separate agreement with respect to each party and may be amended, modified, supplemented, waived or released with respect to any party without the approval of any other party and without affecting the obligations of any other party hereunder.
Section 7.05.    Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective permitted successors and assigns; provided that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Collateral Agent. Unless otherwise agreed by the Administrative Agent, the Collateral Agent hereunder shall at all times be the same person that is the Administrative Agent under the ABL Credit Agreement. Written notice of resignation by the Administrative Agent pursuant the ABL Credit Agreement shall also constitute notice of resignation by such entity as the Collateral Agent under this Agreement, unless otherwise agreed by the Administrative Agent. Upon the acceptance of any appointment as the Administrative Agent under the ABL Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the Collateral Agent pursuant hereto, except as otherwise agreed by the Administrative Agent.
Section 7.06.    Power of Attorney. Each Loan Party, as to itself, hereby appoints the Collateral Agent and the Collateral Agent’s designee as such Loan Party’s attorney, with power (and, solely with respect to clauses (a), (b), (c), (d) and (e), upon the occurrence and during the continuance of an Event of Default and, with respect to clause (f), to the extent reasonably required by the Collateral Agent to perfect or protect the security interests granted to it hereunder): (a) to endorse such Loan Party’s name on any checks, notes, acceptances, money orders, or other forms of payment or security that come into the Collateral Agent’s or any Secured Parties’ possession; (b) to sign such Loan Party’s name on any invoice, bill of lading, warehouse receipt, or other document of title relating to any Collateral, on drafts against customers, on assignments of Accounts, on notices of assignment, financing statements, and other public records and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of such Loan Party’s mail to an address designated by the Collateral Agent and to receive, open, and dispose of all mail addressed to such Loan Party; (d) to send requests for verification of Accounts to customers or Account Debtors (subject to the limitations contained in the ABL Credit Agreement); (e) to clear Inventory through customs in such Loan Party’s name, the Collateral Agent’s name, or the name of the Collateral Agent’s designee, and to sign and deliver to customs officials powers of attorney in such Loan Party’s name for such purpose; and (f) to do all things the Collateral Agent determines are necessary to carry out this Agreement and the ABL Credit Agreement. Each Loan Party ratifies and approves all acts of such attorney. None of the Lenders, the Collateral Agent, nor their attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than any such liability arising from any such Person’s gross negligence or willful misconduct. This power, being coupled with an interest, is irrevocable until the ABL Credit Agreement has been terminated and all outstanding ABL Finance Obligations have been fully satisfied.
Section 7.07.    GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.
Section 7.08.    Waivers; Amendment. No failure or delay by the Collateral Agent or any Secured Party in exercising any right, power or remedy hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of the Collateral Agent and the Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 7.08, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Collateral Agent, any Lender or any L/C Issuer may have had notice or knowledge of such Default or Event of Default at the time. No notice or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(a)    Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with the terms of the Intercreditor Agreement and Section 10.01 of the ABL Credit Agreement.
Section 7.09.    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.09.
Section 7.10.    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 7.11.    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 7.04 hereof. Delivery of an executed counterpart to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed original.
Section 7.12.    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
Section 7.13.    Jurisdiction; Consent to Service of ProcessEach party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent, the Collateral Agent or, any L/C Issuer or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Pledgor, or its properties, in the courts of any jurisdiction.
(a)    Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 7.14.    Termination or Release.
(a)    This Agreement, the guarantees made herein, the pledges made herein, the Security Interest and all other security interests granted hereby shall terminate when all the ABL Credit Obligations (other than contingent or unliquidated obligations or liabilities with respect to which no claim has been asserted) have been paid in full in cash or immediately available funds and the Lenders have no further commitment to lend under the ABL Credit Agreement, the L/C Obligations have been reduced to zero (or cash collateralized or supported by back-to-back letters of credit in form and substance and from an issuing bank satisfactory to the Administrative Agent and the applicable L/C Issuers under the ABL Credit Agreement) and each L/C Issuer has no further obligations to issue Letters of Credit under the ABL Credit Agreement.
(b)    A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the ABL Credit Agreement, as a result of which such Subsidiary Party ceases to be a Subsidiary of the Company or otherwise ceases to be a Pledgor; provided that the Required Lenders shall have consented to such transaction (to the extent such consents are required by the ABL Credit Agreement) and the terms of such consent did not provide otherwise.
(c)    Upon any sale or other transfer by any Pledgor of any Collateral that is permitted under the ABL Credit Agreement to any person that is not a Pledgor, or upon the effectiveness of any written consent to the release of the Security Interest granted hereby in any Collateral pursuant to the terms of Section 10.01 of the ABL Credit Agreement, the Security Interest in such Collateral shall be automatically released.
(d)    In connection with any termination or release pursuant to paragraph (a), (b) or (c) of this Section 7.14, the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release; provided, that the Collateral Agent shall not be required to take any action under this Section

7.14(d) unless such Pledgor shall have delivered to the Collateral Agent together with such request, which may be incorporated into such request, (i) a reasonably detailed description of the Collateral, which in any event shall be sufficient to effect the appropriate termination or release without affecting any other Collateral, and (ii) a certificate of a Responsible Officer of the Borrower or such Pledgor certifying that the transaction giving rise to such termination or release is permitted by the ABL Credit Agreement and was consummated in compliance with the Loan Documents. Any execution and delivery of documents pursuant to this Section 7.14 shall be without recourse to or warranty by the Collateral Agent.
Section 7.15.    Additional Subsidiaries. Upon execution and delivery by the Collateral Agent and any Subsidiary that is required to become a party hereto by Section 6.10 of the ABL Credit Agreement of an instrument in the form of Exhibit A hereto, such subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any other party to this Agreement. The rights and obligations of each party to this Agreement shall remain in full force and effect notwithstanding the addition of a new party to this Agreement.
Section 7.16.    Right to Set Off. If an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement, each Lender and each L/C Issuer is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender of such L/C Issuer to or for the credit or the account of any party to this Agreement against any of and all the obligations of such party now or hereafter existing under this Agreement owed to such Lender or such L/C Issuer, irrespective of whether or not such Lender or L/C Issuer shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender and L/C Issuer under this Section 7.16 are in addition to other rights and remedies (including other rights of set-off) that such Lender or L/C Issuer may have.
Section 7.17.    Intercreditor Agreement.
Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.
NORANDA ALUMINUM HOLDING CORPORATION

By:    /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

NORANDA ALUMINUM ACQUISITION CORPORATION

By:    /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

NORANDA INTERMEDIATE HOLDING CORPORATION

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

NORANDA ALUMINIUM, INC.

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

GRAMERCY ALUMINA HOLDINGS INC.

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer
NORANDAL USA, INC.

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

GRAMERCY ALUMINA HOLDINGS II, INC.

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

NORANDA ALUMINA LLC

By: /s/ Robert B. Mahoney
    Name: Robert B. Mahoney
    Title: Chief Financial Officer

BANK OF AMERICA, N.A.
as Collateral Agent

By: /s/ Daniel K. Clancy
Name: Daniel K. Clancy
Title: Senior Vice President

Exhibit A
to Guarantee and
Collateral Agreement
SUPPLEMENT NO. ______ dated as of [ ], 201[__] (this “Supplement”), to the GUARANTEE AND COLLATERAL AGREEMENT, dated and effective as of February 29, 2012 (the “Guarantee and Collateral Agreement”), among NORANDA ALUMINUM HOLDING CORPORATION, a Delaware corporation (“Holdings”), NORANDA ALUMINUM ACQUISITION CORPORATION, a Delaware corporation (the “Company”), each Subsidiary of the Company identified therein as a party (each, a “Subsidiary Party”), BANK OF AMERICA, N.A., as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties.
A.    Reference is made to that certain ABL Credit Agreement, dated 29, 2012, among Holdings, the Company, its Subsidiaries party thereto, the lenders (collectively, together with any other person that becomes a lender under the ABL Credit Agreement and their respective successors and assigns, the “Lenders”) and agents named therein, and Bank of America, N.A., as administrative agent for such lenders (as amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Guarantee and Collateral Agreement.
B.    The Pledgors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and each L/C Issuer to issue Letters of Credit. Section 7.14 of the Guarantee and Collateral Agreement provides that additional Subsidiaries may become Subsidiary Parties under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Subsidiary”) is executing this Supplement in accordance with the requirements of the ABL Credit Agreement to become a Subsidiary Party under the Guarantee and Collateral Agreement in order to induce the Lenders to continue making Loans and the L/C Issuer to continue to issue Letters of Credit.
Accordingly, the Collateral Agent and the New Subsidiary agree as follows:
SECTION 1.    In accordance with Section 7.15 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Subsidiary Party, a Guarantor and a Pledgor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Party, a GuarantorError! Bookmark not defined. and a Pledgor, and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Party, a Guarantor and a Pledgor thereunder, and (b) represents and warrants that the representations and warranties made by it as a Guarantor and a Pledgor thereunder are true and correct, in all material respects, on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Guarantee and Collateral Agreement), does hereby create and grant to the Collateral Agent and its successors and permitted assigns for the benefit of the Secured Parties a security interest in and Lien on all the New Subsidiary’s right, title and interest in and to the Collateral (as defined in the Guarantee and Collateral Agreement) of the New Subsidiary. Each reference to a “Subsidiary Party” or a “Guarantor” or a “Pledgor” (and, if applicable, a “Borrower”) in the Guarantee and Collateral Agreement shall be deemed to include the New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2.    The New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (iii) implied covenants of good faith and fair dealing.
SECTION 3.    This Supplement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. This Supplement shall become effective when (a) the Collateral Agent shall have received a counterpart of this Supplement that bears the signature of the New Subsidiary, and (b) the Collateral Agent has executed a counterpart hereof.
SECTION 4.    The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of (i) any and all Pledged Stock and Pledged Debt Securities now owned by the New Subsidiary and (ii) to the best of its knowledge, any and all issued, registered, or applied-for Patents, Trademarks, Copyrights and domain names (and all material IP Agreements) now owned by the New Subsidiary (or to which New Subsidiary is subject), (b) set forth on Schedule II attached hereto is a true and correct schedule of all the Pledged Securities of the New Subsidiary, and (c) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.
SECTION 5.    Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.
SECTION 6.    THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS SUPPLEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 7.    In the event any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 8.    All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Guarantee and Collateral Agreement.
SECTION 9.    The New Subsidiary agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.
IN WITNESS WHEREOF, the New Subsidiary and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

[NAME OF NEW SUBSIDIARY]
By:
Name:
Title:
Legal Name:
Jurisdiction of Formation:
Location of Chief Executive Office:

BANK OF AMERICA, N.A.,
as Collateral Agent
By:
Name:
Title:

Schedule I
to Supplement No. ____ to the
Guarantee and
Collateral Agreement
Pledged Stock and Pledged Debt Securities of the New Subsidiary

Patents, Trademarks, Copyrights and domain names of the New Subsidiary

Schedule II to
Supplement No. _____
to the Guarantee and
Collateral Agreement
Pledged Securities of the New Subsidiary
EQUITY INTERESTS

Number of Issuer Certificate	Registered Owner	Number and Class of Equity Interest	Percentage of Equity Interests

DEBT SECURITIES

Issuer	Principal Amount	Date of Note	Maturity Date

OTHER PROPERTY

Exhibit B
to Guarantee and
Collateral Agreement
[FORM OF]
PERFECTION CERTIFICATE
Each of the undersigned, hereby certifies with reference to the Guarantee and Collateral Agreement dated as of February 29, 2012 among Noranda Aluminum Holding Corporation, a corporation incorporated under the laws of the State of Delaware (“Holdings”), Noranda Aluminum Acquisition Corporation (the “Company”), the subsidiary guarantors referred to therein (the “Subsidiary Guarantors”, and with Holdings and the Company, the “Obligors”), and Bank of America, N.A., as Collateral Agent (the “Collateral Agent”) (terms defined therein being used herein as therein defined) to the Collateral Agent and the Secured Parties as follows:
1.    Names.
(a)    The exact corporate, limited liability company or partnership name of each of the Obligors as it appears in its respective certificate of incorporation, certificate of formation, partnership agreement or certificate of limited partnership, as applicable, is set forth in Schedule 1(a).
(b)    Listed on Schedule 1(b) hereto (in chronological order) is each other corporate, limited liability company or partnership name of each Obligor that it has had in the past five years, together with the date of the relevant change.
(c)    Listed on Schedule 1(c) hereto are all other names (including trade names or similar appellations) used by an Obligor at any time during the past five years.
2.    Business Locations/Jurisdiction of Organization.
(a)    Each Obligor’s jurisdiction of organization, organization number and taxpayer identification number are set forth on Schedule 1(a).
(b)    Each Obligor is a “registered organization” within the meaning of the UCC, except for those listed on Schedule 2(b).
(c)    The chief executive office of each Obligor is located at the address shown on Schedule 2(c) hereto.
(d)    Each other chief executive office maintained by each Obligor at any time during the past year is set forth on Schedule 2(d) hereto.
3.    Locations and Other Information Regarding Collateral.

(a)    Listed on Schedule 3(a) hereto is each address at which Collateral consisting of Equipment or Inventory with an aggregate value in excess of $5.0 million at such address, or books and records relating to Accounts with an aggregate value in excess of $5.0 million at such address, are located.
(b)    Listed on Schedule 3(b) hereto is the name and address of each Person other than an Obligor which has possession of such Obligor’s Equipment or Inventory with an aggregate value in excess of $5.0 million with respect to each such Person or books and records relating to Accounts with an aggregate value in excess of $5.0 million with respect to each such Person.
(c)    Listed on Schedule 3(c) hereto is the name and jurisdiction of organization of each company with respect to which an Obligor holds an equity interest.
(d)    Listed on Schedule 3(d) hereto is the Securities Intermediary and account number of each Securities Account maintained by any of the Obligors, other than any Securities Account in which any Obligor customarily maintains no more than $1.0 million.
(e)    Listed Schedule 3(e) hereto, is the bank or other financial institution and account number of each Deposit Account maintained by any Obligor, other than any Deposit Account in which any Obligor customarily maintains no more than $1.0 million.
(f)    Listed on Schedule 3(f) hereto is each commercial tort claim in favor of an Obligor, including a brief description thereof, with an individual value in excess of $2.0 million and with respect to which any proceedings have been commenced.
4.    Unusual Transactions. Except as set forth on Schedule 4 hereto, no Obligor has been the subject of any merger (or acquired any assets constituting all or substantially all of the assets of a Person or line or business of a Person) or other corporate reorganization in the past five (5) years.
5.    Patents, Trademarks and Copyrights. Listed on Schedule 5 hereto is each registered Patent, Trademark and Copyright owned or applied for by the Obligors and each License (with a licensing fee in excess of $1.0 million per annum) to which an Obligor is a party.
6.    UCC Filings. The financing statements (duly authorized by each Obligor constituting the debtor therein), including the indications of the collateral, attached as Schedule 6 are in the appropriate forms for filing in the filing offices in the jurisdictions identified in Schedule 6.
7.    Real Property. Attached hereto as Schedule 7 is a list that of all real property owned or leased by the Borrower, Holdings and each Subsidiary Party.
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Date: _____________, 2012	NORANDA ALUMINUM HOLDING CORPORATION By: Name: Title:

Date: _____________, 2012	NORANDA ALUMINUM ACQUISITION CORPORATION By: Name: Title:

Date: _____________, 2012	NORANDA INTERMEDIATE HOLDING CORPORATION By: Name: Title:

Date: _____________, 2012	NORANDA ALUMINUM, INC. By: Name: Title:

Date: _____________, 2012	NORANDAL USA, INC. By: Name: Title:

Date: _____________, 2012	GRAMERCY ALUMINA HOLDINGS, INC. By: Name: Title:

Date: _____________, 2012	NORANDA ALUMINA LLC By: Name: Title:

Date: _____________, 2012	GRAMERCY ALUMINA HOLDINGS II, INC. By: Name: Title: